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                                                                     Exhibit 4.9


                        COMPREHENSIVE SERVICES AGREEMENT

                                 BY AND BETWEEN


                        GUANGZHOU RAILWAY (GROUP) COMPANY

                                       AND

                        GUANGSHEN RAILWAY COMPANY LIMITED



                          DATED AS OF NOVEMBER 5, 2007

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                                TABLE OF CONTENTS

Article 1     Scope of the Comprehensive Services............................ 3

Article 2     Representations and Warranties................................. 4

Article 3     Transportation Services........................................ 6

Article 4     Rail Line Maintenance Services.................................13

Article 5     Car Repair in Depot and Wheel Repair Services..................15

Article 6     Railway Materials Procurement Agency...........................17

Article 7     Settlement Services by the Railway Settlement Center...........19

Article 8     Hygienic and Anti-Epidemic and Convalescence Services..........20

Article 9     Liabilities for Breach of Contract.............................22

Article 10    Miscellaneous Provisions.......................................23

                                       2
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     This Comprehensive Services Agreement (this "Agreement") is entered into this fifth day of November, 2007 in Luohu District, Shenzhen by and between:


     Whereas,

     (1) GUANGZHOU RAILWAY (GROUP) COMPANY (hereinafter referred to as "Party A"), a group company registered in Guangzhou of Guangdong Province with its enterprise legal person business license number being 4400001007908 and its legal address being at No. 151 First Zhongshan Road, Guangzhou; and

     (2) GUANGSHEN RAILWAY COMPANY LIMITED (hereinafter referred to as "Party B"), a joint-stock limited company registered in Shenzhen of Guangdong Province with its publicly-held shares being listed on Hong Kong Stock Exchange and Shanghai Stock Exchange, its enterprise legal person business registration number being 4403011022106 and its legal address being at No. 1052 Heping Road, Shenzhen.

     For the purpose of the better provision of such services to Party B as transportation, rail line maintenance and repairs, materials procurement, medical care and epidemic prevention, accounts settlement, nurseries and kindergartens and any other related services so as to ensure the normal operation of the transportation business of both parties hereto, Party A and Party B hereby reach the following agreement after consultations and by adhering to the principle of equality:

                  ARTICLE 1 SCOPE OF THE COMPREHENSIVE SERVICES

     1.1 For purposes of this Agreement, Party A's subsidiaries shall include any enterprise that is wholly-owned, equity invested or controlled by Party A and has confirmed in writing that it is willing to be bound by this Agreement within the term of this Agreement, other than Guangshen Railway Enterprise Development Company,

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Guangzhou Railway Group Yangcheng Railway Company and any companies, entities or departments controlled or managed by both or either of them.

     1.2 The services to be provided to each other hereunder by Party B as a party and Party A or any of Party A's subsidiaries as the other party, shall include transportation, rail line maintenance and repairs, locomotives and cars repair in depot, materials procurement on behalf of Party B, accounts settlement, hygienic and anti-epidemic services and any other services that are consistent with the purposes of this Agreement (hereinafter collectively referred to as the "Comprehensive Services").

                    ARTICLE 2 REPRESENTATIONS AND WARRANTIES

     2.1 Party A agrees to provide the Comprehensive Services to Party B and its employees pursuant to this Agreement and, for that purpose, hereby represents and warrants to Party B as follows:

          (a) Party A has complete and unrestricted ownership, control, and management rights to any of Party A's subsidiaries and that its rights, control, or management over, or the size, scope, quality or quantity of any of Party A's subsidiaries shall not be reduced during the term hereof.

          (b) The quality, quantity and contents of the Comprehensive Services shall not be inferior to the level of the same type of services enjoyed by Party A itself, Party A's subsidiaries and their employees prior to January 1, 2008, if applicable, or provided to any third party by Party A and Party A's subsidiaries since January 1, 2008.

          (c) Party A and Party A's subsidiaries shall guarantee the quality of the Comprehensive Services to be provided to Party B hereunder and provide the Comprehensive Services to Party B at the most competitive quality and price then available.

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          (d)  All fees received by Party A and Party A's subsidiaries from
               Party B as specified herein for the Comprehensive Services provided hereunder may not be used for any purpose other than the benefit of the entities that have actually provided the Comprehensive Services hereunder.

     2.2 Party B agrees to receive services from and provide services to Party A pursuant to this Agreement and hereby represents and warrants to Party A as follows:

          (a) Party B shall pay Party A and Party A's subsidiaries the fees actually incurred by them in the provision of the Comprehensive Services as specified hereunder.

          (b) Subject to any contrary provisions herein, any and all of the fees payable by Party B shall be prepaid by Party B to Party A and/ or Party A's subsidiaries, on a monthly basis and settled on a quarterly basis. Party B warrants that it shall pay Party A the fees payable by it at the payment date and in the amount specified herein and shall pay delay payment interest for any payment overdue at a rate of 0.03% for each day of delay.

     2.3 With respect to any fees that shall be settled by the month, the annual aggregate thereof shall be the total of the monthly payment for 12 months and the quarterly aggregate thereof shall be the total of the monthly payment for three months.

     2.4 References to each of "expenses", "complete costs" or "costs" shall mean the pre-tax amount, each of which shall be equal to the "expenses", "complete costs", or "costs" set forth in the audited financial statements plus the taxes and charges payable by the service provider for the service fees received by it. Such taxes and charges shall include business tax at a rate of 5%, urban construction tax at a rate of 7%, education surcharge at a rate of 3% and anti-flood dam building charge at a rate of 1.3 0/00.

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     2.5 Subject to a 30-day's prior notice to Party A or any of Party A's subsidiaries, as the case may be, Party B may in conjunction with Party A or such Party A's subsidiary, retain an accounting firm to audit the said costs, complete costs and expenses, and the result of such audit shall be the basis for bill settlement.

     2.6 In order to ensure the effective, timely and full implementation of this Agreement, both parties shall cooperate with the other party and provide conveniences to the other party. Where there is any change to the circumstances under which the Comprehensive Services are provided, Party A and Party B shall promptly notify each other thereof. Each party shall have the right to make reasonable inquiries into the other party's specific entities or institutions that provided the relevant services.

     2.7 The above representations and warranties by each of Party A and Party B to the other in respect of payment shall be equally applicable to the service fees payable to Party B by Party A or any of Party A's subsidiaries for Party B's provision of any services to them.

     2.8 Both parties agree that this Agreement shall be valid for three years commencing from January 1, 2008.

                        ARTICLE 3 TRANSPORTATION SERVICES

     3.1 The transportation services to be provided by Party A to Party B hereunder shall include production coordination, safety management, dispatch and lease of passenger and freight trains.

          (a)  Party A warrants that it shall:

               (i) provide Party B with the correctly prepared working diagrams for scheduled trains and locomotives;

               (ii) work closely with and coordinate the efforts of relevant train

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                     operation departments and organize the balanced operation
                     of trains and ensure the supply of trains and locomotives;

               (iii) utilize trains and locomotives economically and rationally, accelerate the turnover of trains and locomotives, enhance the utilization efficiency of trains and locomotives and ensure the safe transportation; and

               (iv) promptly and correctly handle relevant issues arising from the daily transportation operations so as to ensure the normal use of trains and locomotives and provide other dispatch services.

          (b) Both parties undertake and warrant that they will duly perform the formation plans, working diagrams, transportation proposals and daily shift working plans for trains and locomotives, follow the dispatch instructions and perform their respective work in the joint operation and cooperation between themselves according to the railway network.

          (c) All of the passenger and freight trains leased to Party B by Party A must be well-equipped and of a high quality, satisfy the conditions for operation, comply with the Railway Technical Procedures, the Technical Procedures for the Use of Passenger Trains, the Detailed Rules for Air-conditioned Passenger Trains and provisions in relevant rules and regulations of the Ministry of Railway as well as Party B's technical standards and requirements.

          (d) The rental payable by Party B to Party A for the lease of passenger and freight trains from Party A shall be treated in accordance with the settlement methods published by the Ministry of Railway. The fees payable by Party B to Party A for the operation coordination, safety

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               management and dispatch services shall be calculated according to the following formula:

               fees payable by Party B to Party A for the operation coordination, safety management and dispatch services for any given year = settlement unit price for converted turnover volume x converted turnover volume accomplished by Party B for such given year, in which, the "converted turnover volume" refers to the volume of passengers and freight accomplished by Party B calculated on the basis of the weight and the mileage of the freight carried by Party B and the number and mileage of passengers carried by Party B. The settlement unit price for the converted turnover volume is RMB 40/10,000 converted ton-kilometer.

               Where any unusual circumstances occur that cause material changes to the fees to be charged by Party A for its transportation operation coordination, safety management, dispatch services, the settlement unit price shall be adjusted subject to mutual agreement between the parties.

     3.2 The transportation services that shall be provided by Party B to, or to Party B by, Party A and its controlled subsidiaries including Sanmao Railway Company, Guangmeishan Railway Co., Ld., Shichang Railway Co., Ltd. and Yuehai Railway Co., Ltd. shall include without limitation:

          (a) passenger transportation services at railway stations including directing passengers' entrance into railway stations, departure waiting at railway stations, ticket verification and train boarding, and water supply services to incoming and outgoing trains;

          (b)  use rights to rail lines;

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          (c)  tractor services for both passenger and freight trains;

          (d) passenger trains (including air-conditioned cars, non-air-conditioned cars, buffet cars, power generation cars and luggage cars), car inspection conductors, and power generation and gas supply services for air-conditioned cars;

          (e)  train maintenance services;

          (f)  ticket sales agency; and

          (g) any other services related to passenger and freight train transportation.

     3.3 Party A hereby undertakes that the above-mentioned transportation services provided to Party B by Party A and its controlled subsidiaries including Sanmao Railway Company, Guangmeishan Railway Co., Ld., Shichang Railway Co., Ltd. and Yuehai Railway Co., Ltd., must comply with the relevant technical standards and requirements set by the Ministry of Railway; provided that where no such technical standards or requirements are available, such services must reach the service standards regularly applied in the railway industry.

     3.4 The rate of the fees payable for the services to be provided to Party B by Party A and its controlled subsidiaries including Sanmao Railway Company, Guangmeishan Railway Co., Ld., Shichang Railway Co., Ltd. and Yuehai Railway Co., Ltd. and for the services to be provided by Party B to Party A and such subsidiaries of Party A shall be determined according to the following order of priority:

          (a) with respect to any item of services for which there is a prevailing market price, the rate of the fees payable for such item of services shall be determined by and among the relevant parties based on such prevailing market price;

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          (b)  with respect to any item of services for which there is no prevailing market price but the Ministry of Railway has formulated settlement methods or set a uniform guiding price, the rate of the fees payable for such item of services shall be determined pursuant to such settlement methods or guiding price;

          (c) with respect to any item of services that cannot be determined pursuant to items (a) and (b) above, the rate of the fees for such item of services shall be equal to: complete costs of such item of services x (1+8% rate of profit).

     3.5 Party B agrees that Party A's controlled company, Guangdong Railway Youth Travel Service Co., Ltd. ("GRYTS"), shall contract to provide train conductor services to portion of the passenger trains operated by Party B. The specific train runs contracted to GRYTS shall be determined by and between such Party B and GRYTS on a case-by-case basis. GRYTS may not sublease or transfer in any form any trains contracted to it hereunder.

     3.6 The scope of the conductor services contracted to GRYTS shall include but not limited to the sale of tickets for, and operation of buffet business and sale of train commodities related to the relevant contracted passenger train runs.

     3.7 Revenues made by GRYTS from its sale and make-up sale of tickets for the relevant contracted passenger train runs shall be vested in Party B; revenues made by GRYTS from its sale of commodities and operation of buffet business on trains shall be vested in GRYTS. Expenses for the use and maintenance and repair of the contracted trains and the train expenses stipulated by the Ministry of Railway for such trains shall be paid by Party B. The train conductor services for the contracted trains shall be performed by GRYTS and the salaries of the conductors and any and all of the expenses incurred in

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the provision of the contracted conductor services for the contracted trains shall be paid by GRYTS; provided that, liabilities for bodily injury or death of any passenger on any of the contracted trains not attributable to GRYTS, shall be assumed by Party B.

     3.8 Party A hereby warrants that it will cause GRYTS to achieve the contracted ticket sales revenue target on the basis of safe transportation and observance of railway code of ethics. The contracted ticket sales revenue target shall be determined by Party B and GRYTS subject to mutual agreement on the basis of the specific train runs contracted to GRYTS. In case the actual ticket sales revenues made by GRYTS exceed the contracted ticket sales revenue target, the payment to GRYTS for its provision of the contracted conductor services hereunder shall be increased in proportion to the amount of the actual ticket sales revenue in excess of the ticket sales revenue target. On the contrary, in case the actual ticket sales revenues made by GRYTS fail to reach the contracted ticket sales revenue target, the payment to GRYTS for its provision of the contracted conductor services hereunder shall be reduced in proportion to the difference between the actual ticket sales revenue and the ticket sales revenue target. In case a force majeure event occurs during the term of the operation by GRYTS of the contracted conductor services and the ticket sales revenue for the contracted trains is materially and adversely affected thereby, the ticket sales revenue target may be reviewed and re-determined by and between Party B and GRYTS subject to mutual agreement between them after consultations.

     3.9 For the contracted conductor services and related train services provided by GRYTS, GRYTS shall receive from Party B service fees and a share of the revenue from the make-up sale of tickets. The fees for the provision of the conductor services and related services contracted to GRYTS hereunder shall be calculated on the basis of the conductor services/1000 train-kilometer (excluding the power generation cars), and shall

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be RMB 800/1000 train-kilometer for each passenger train conductor for the air-conditioned cars and RMB 400/1000 train-kilometer for each passenger train conductor for the non-air-conditioned cars. GRYTS shall be entitled to receive 30% of the revenue from the make-up sale of tickets as its share. The above fees shall be settled by the quarter and Party B and GRYTS shall confirm the settlement amount within 15 days as of the end of each quarter. Upon confirmation of the settlement amount, Party B shall pay the same within 10 days as of its receipt of the formal invoice from GRYTS.

     3.10 GRYTS may not use any of the trains contracted to it for illegal operation and the scope of business activities conducted by GRYTS may not exceed its scope of business set forth on their business license or the scope of the business contracted to it hereunder.

     3.11 Within the term of the contracted operation, GRYTS shall protect the facilities of the trains contracted to it and shall be responsible for maintaining the facilities of the trains contracted to it safe and intact; provided that GRYTS shall not be liable for any material damage to or destruction of any train due to the occurrence of a force majeure event. In case of any material damage to or destruction of any train due to the occurrence of a force majeure event, GRYTS shall promptly notify Party B thereof. GRYTS shall be liable for any losses caused by its failure to give such notice.

     3.12 GRYTS shall be liable for any transportation safety accidents/incidents, including, physical injury or death of passengers, fire, and incidents relating to railway code of ethics occurring to or in any contracted train and any loss resulting therefrom during the term of the operation by GRYTS of the contracted business hereunder, unless the Ministry of Railway has determined that such accident or incident shall not be attributable to GRYTS and has identified the persons liable for such accident or incident. In case of any such accident or incident, GRYTS shall actively assist Party B in bringing a claim against the persons held liable for therefor.

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     3.13 The payment for the transportation services provided by Party B to
Party A and Party A's affiliates shall be settled on the same principle

                    ARTICLE 4 RAIL LINE MAINTENANCE SERVICES

     4.1 Party A shall, upon entrustment of Party B, provide such services to Party B as main line repair and maintenance services (track lifting, track lining, tamping and dynamic stabilization) with large-sized track maintenance machinery, track replacement overhaul for jointless lines, track overhaul cleaning and other services including overhaul of track bridge equipment.

     4.2 During the period when Party A is performing the said rail line repair and maintenance services for Party B, Party B shall, at the expense of Party A, provide Party A with detailed basic technical materials about the relevant track bridge equipment, places for the storage of the camping vehicles and the communications equipment used by Party A's relevant employees and shall supply water and power to Party A's relevant employees required for their everyday life. In addition to that, Party B shall coordinate the efforts of each of its dispatch, track maintenance, telecommunication and signaling, station and public security departments involved in Party A's implementation of relevant projects as part of the entrusted services as so ensure the successful completion of relevant projects, the time period required for the closing for project implementation and the punctual operation of Party A's engineering trains and commuter buses.

     4.3 The fees for the main line repair and maintenance services with large-sized track maintenance machinery to be provided by Party A to Party B shall be equal to the complete costs for any given service project x (1+8% rate of profit).

         For purposes of 2008, the complete costs for track tamping shall be temporarily deemed as RMB 7,100/kilometer, and for switch tamping, shall be

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temporarily deemed as RMB 7,600/pair; and the complete costs for rail grinding shall be temporarily deemed as RMB 12,000/kilometer. Party A hereby warrants to Party B that the rate of service fees applied by Party A against Party B hereunder shall not be higher than the rate of service fees applied by Party A against any of Party A's affiliates or any independent third party. Otherwise, Party B shall have the right to entrust a third party to perform the services to be provided by Party A hereunder.

     4.4 Party A shall ensure any and all of Party B's lines to which it has performed repair and maintenance services hereunder must be able to be operated safely and soundly and free from error. Party A shall compensate Party B for its direct economic loss arising from Party A's repair and maintenance services or any accident occurring during Party A's implementation of the service projects immediately after it is determined that Party A shall be responsible for such accident.

     4.5 Party B shall be solely responsible for any loss arising from its failure to comply with the standards required by the relevant quality standards. Party B shall compensate Party A for any economic loss incurred by Party A due to Party A's inability to implement a service project, whether in whole or in part, caused by any reason on the part of Party B.

     4.6 The fees for such services to be provided by Party A to Party B hereunder as track replacement overhaul for jointless lines, track overhaul cleaning and other services including overhaul of track bridge equipment shall be determined by Party A and Party B through consultations by referring to the standard of fees for such services published by the Ministry of Railway. Where there is no such a standard of fees available, such fees shall be calculated according to the following formula:

         Total amount of fees payable = repair and maintenance costs x (1+8% rate of profit)

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     4.7 The track replacement overhaul for jointless lines, track overhaul cleaning and other services including overhaul of track bridge equipment specified in this Article may also be provided by an entity selected through bidding based on the actual situation. In case Party A is the winning bidder, the specific items of services and rate of service fees shall be determined by Party A and Party B pursuant to the contents of the bidding documents and conditions for bid winning and shall not be subject to any limit set forth in Items from 4.1 to 4.6 above.

     4.8 Provisions in this Article 4 shall be equally applicable to Party A's subsidiaries when they provide the services contemplated under this Article 4.

             ARTICLE 5 CAR REPAIR IN DEPOT AND WHEEL REPAIR SERVICES

     5.1 Party B shall entrust Party A with the performance of the car repair in depot on Party B's trains in operation on the basis of the actual situation and its own needs. Such repair services shall include but not be limited to:

          (a) disassembly, inspection, repair and replacement of bogies(including the brake system);

          (b) inspection and repair of air conditioners, diesel engines and power generators;

          (c)  inspection and repair of electrical systems (control cabinets);

          (d)  inspection and repair of car interior furnishings;

          (e)  inspection and maintenance of car exterior furnishings; and

          (f)  inspection and repair of hook and buffer zones (ends).

     5.2 Party A may accept other train repair services not covered in the above scope of car repair in depot.

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     5.3 Party A shall provide all of the repair and maintenance services to
Party B pursuant to the Procedures for Train Repair in Depot, the Procedures for Railway Technical Management, the Procedures for Car Inspection and Repair and documents, rules, drawings, circulars and other materials concerning technical standards for car repair in depot. Where any car to be repaired in depot is not of a model fixed by the Ministry of Railway, Party B shall provide Party A with complete technical materials concerning such car prior to the commencement of the repair.

     5.4 Party A shall conduct a self-test of the cars repaired by it in depot after having completed all of the required repair services, and will not deliver the same to Party B for test and acceptance until after having verified that the quality of each of the parts on the cars so repaired meet the relevant standards. Party A's technical materials for and conclusions on quality re-test of the cars repaired by Party A in depot shall be complete and accurate and be promptly delivered to Party B for operational analysis and appraisal.

     5.5 The rate of fees payable to Party A for car repair in depot performed by Party A shall be determined by Party A and Party B through consultations on the basis of the actual conditions of the cars to be repaired, the specific items of services performed during car repair in depot and the degree of difficulty of the repair services and by referring to the standard of fees for repair in depot of trains in operation. Where for any item of repair in depot there is no such a standard of fees, the fees for such item of repair in depot shall be calculated according to the following formula:

         Total amount of fees payable = repair and maintenance costs x (1+8% rate of profit)

     5.6 After having completed the car repair in depot entrusted to it by Party B, Party A will request Party B to settle the bills for the fees therefor on the basis of the price mutually agreed between them. Party B shall pay such fees within 10 days as of its receipt of, and verification of the correctness of, the bills for such fees submitted by Party A.

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     5.7 Party A shall ensure any and all of Party B's trains to which it has performed car repair in depot hereunder must be able to be operated safely and soundly and free from latent quality defect. In case Party A fails to perform any car repair in depot in compliance with the standards required by the quality standards for car repair in depot, Party A shall repay the fees paid to it for such car repair in depot or re-perform the car repair in depot till the quality of the cars repaired by it reach the relevant quality standards. Party B shall compensate Party A for any economic loss incurred by Party A due to Party A's inability to punctually complete the car repair in depot or any adverse impact on the car repair depot, caused by any reason on the part of Party B.

     5.8 The car repair in depot specified in this Article may also be performed by an entity selected through bidding based on the actual situation. In case Party A is the winning bidder, the specific items of services and rate of service fees shall be determined by Party A and Party B pursuant to the contents of the bidding documents and conditions for bid winning and shall not be subject to any limit set forth in Items from 5.1 to 5.7 above.

     5.9 Provisions in this Article 5 shall be equally applicable to Party A's subsidiaries when they provide the services contemplated under this Article 5.

     5.10 The train wheel factory subordinate to Party B may provide wheel repair services to Party A or any of Party A's subsidiaries at the request thereof and the fees for such services shall be equal to repair service costs x (1+8% rate of profit).

                 ARTICLE 6 RAILWAY MATERIALS PROCUREMENT AGENCY

     6.1 In case Party B entrusts Party A with the procurement of portion of the railway materials, the quantity and categories of such railway material shall be set forth in a list provided to Party A by Party B and shall not become valid until after being confirmed


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by both parties.

     6.2 The quality of any of the materials procured by Party A on behalf of Party B must be good and reach the standards set by the State, the relevant ministry or relevant enterprises.

     6.3 In the course of the arrangement for the procurement of materials for Party B, Party A shall select sources for such materials at the preferential price and conditions offered by Party A to other relevant railway entities and the price of any materials supplied to Party B may not be higher than the price of such materials offered to any of Party A's subsidiaries, controlled entities or any independent third parties under the same conditions.

     6.4 The specific schedule and terms of the payment of the consideration for the materials to be procured by Party A shall be determined by Party A and Party B after consultations subject to the actual situation of the relevant batch of materials.

     6.5 Subject to the provisions set forth in Clause 6.3, for any materials procured by Party A for Party B, Party B shall pay service fees to Party A which shall be equal to a certain percentage of the consideration for such materials. Such percentage shall be determined as follows depending on the actual category of the materials procured by Party A for Party B:

          (a) 1.5% of the consideration for the procured materials, in the case of the procurement of diesel, steel rails, tires, axles, steel grinding wheels, lubricating oil (fat) for use for special purposes;

          (b) 5% of the consideration for the procured materials, in the case of the procurement of any category of materials other than the categories as listed in (a) above.

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         Such service fees shall be settled by the quarter and paid to Party A by Party B in the amount as confirmed by Party A and Party B within 15 days as of the beginning of the forthcoming quarter.

     6.6 Provisions in this Article 6 shall be equally applicable to Party A's subsidiaries when they provide the services contemplated under this Article 6.

         ARTICLE 7 SETTLEMENT SERVICES BY THE RAILWAY SETTLEMENT CENTER

     7.1 In order to increase Party B's capital gains and reduce settlement fees and financing costs, Party B hereby agrees that the Guangzhou Railway Settlement Center under the management of Party A shall provide the relevant settlement services to Party B, which shall cover:

          (a) accounts settlement between Party B and Party A and any other enterprises subordinate to the Ministry of Railway;

          (b) the provision of necessary assistance and convenience to Party B in its depositing of fixed-term and current deposits according to the negotiated preferential deposit interest agreed between Guangzhou Railway Settlement Center and banks; and

          (c) the provision of financing conditions to Party B in accordance with the rules of Guangzhou Railway Settlement Center for allocation of internal funds.

     7.2 Party A hereby undertakes to Party B that Guangzhou Railway Settlement Center under its management shall:

          (a) ensure the safety and intactness of Party B's funds in its accounts opened with Guanghzhou Railway Settlement Center;

          (b) accounts settlement between Party B and Party A and any other enterprise

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               subordinate to the Ministry of Railway shall be conducted in accordance with the relevant rules of the Ministry of Railway. With respect to any settlement service that is not expressly stipulated by the Ministry of Railway, Party B shall not be charged any settlement service fees therefor. With respect to any settlement service that falls into the category of paid services, the rate of fees charged therefor shall not be higher than the rate of fees for the same category of services applied by banks;

          (c) the rate of interest on Party B's current and fixed-term deposits placed in the cooperative bank under Guangzhou Railway Settlement Center shall be no lower than the deposit interest rate for the same period as published by the People's Bank of China.

          (d) In the case of any allocated funds obtained by Party B through the internally allocated funds Guangzhou Railway Settlement Center, the rate of fees for the occupancy of such allocated funds payable by Party B may not be higher than the loan interest rate for the same period as published by the People's Bank of China.

         ARTICLE 8 HYGIENIC AND ANTI-EPIDEMIC AND CONVALESCENCE SERVICES

     8.1 Party A hereby agrees to provide Party B, its employees and their family members with planned immunization, occupational disease prevention and treatment, environmental monitoring, disease control, recuperation and convalescence as well as other related services through its disease control centers, hygienic supervision institutions, convalescence and recuperation houses and other related entities. Party A must ensure that it shall:

          (a) make arrangements for Party B's employees and their family members to enjoy timely convalescences and recuperation;

          (b) put diseases under strict control and provide technical hygienic services in a timely manner;

          (c) monitor various hygienic practices, environmental protection, and prevention and treatment of occupational diseases and tuberculosis in accordance with law to make sure that all of such work is performed strictly in compliance with relevant laws and regulations; and

          (d)  give health education to Party B's employees.

     8.2 Party B agrees to pay Party A's disease control centers and hygiene monitoring stations the fees incurred by Party A in Party A's provision of the hygienic and anti-epidemic services to Party B.

         The fees incurred by Party A in its provision of the convalescence and recuperation services to Party B shall be calculated according to the following formula:

         Fees payable by Party B for any given year for the convalescence and recuperation services = actual expenses incurred by Party A's convalescence and recuperation houses / number of persons convalescing or recuperating therein x number of Party B's personnel convalescing or recuperating therein (including the number of Party B's personnel convalescing or recuperating in the convalescence or recuperation houses of other railway administrations as an exchange).

     8.3 Should Party B suffer an unexpected accident or natural disaster and need relevant departments under Party A or any of Party A's subsidiaries to provide additional hygienic and anti-epidemic services, Party A or such Party A's subsidiary as the case may be, shall actively provide such services. Party B shall pay Party A or such Party A's subsidiary, as the case may be, the fees for such services at the amount actually incurred.

                  ARTICLE 9 LIABILITIES FOR BREACH OF CONTRACT

     9.1 Both parties shall perform their respective obligations hereunder voluntarily and in good faith. Should this Agreement be rendered unable to be performed either in whole or in part due to any breach of either party, the breaching party shall assume the liabilities for such breach. Should both parties breach this Agreement, each of the parties shall assume its respective liabilities in proportion to its own fault; provided that, the assumption of the liabilities for breach of contract shall not prejudice the right of the non-breaching party to request the breaching party to continue to perform its obligations.

     9.2 In the event that any of Party A's subsidiaries commits a breach in the performance of any of the obligations under this Agreement or any other legal document executed pursuant to the principles established herein, such Party A's subsidiary shall assume its respective liabilities for such breach and Party A shall assume joint liabilities therefor.

     9.3 In case either party breaches any of its obligations hereunder and causes any economic loss to the other party, the other party (including the relevant Party A's subsidiaries) shall have the right to request the breaching party to remedify the breach within a specified time limit, continue to perform this Agreement or make compensation for various losses, and may rescind any relevant portion of this Agreement or this Agreement in whole when necessary, except when such breach is caused by a force majeure event.

     9.4 For any fees payable by Party B to Party A or any of Party A's subsidiaries hereunder, invoices or receipts shall be issued to Party B in accordance with PRC tax laws or other relevant laws or regulations. Party A or any of Party A's subsidiaries shall fully indemnify Party B against any loss arising from any penalty imposed upon or any claim brought against Party B due to the violation by Party A or such Party A's subsidiary of any relevant stipulations.

                       ARTICLE 10 MISCELLANEOUS PROVISIONS

     10.1 This Agreement shall come into effect upon:

          (a) execution and affixture with the company seals by the legal representative or authorized representatives of both parties; and

          (b) Party B's completion of the resolution procedures for affiliated transactions, receipt of the approval to this Agreement from its independent shareholders or the exemption from Hong Kong Stock Exchange to the affiliated transactions involved herein in accordance with Party B's Articles of Association and the Listing Rules of the Hong Kong Stock Exchange.

     10.2 As from January 1, 2008, any prior agreements or arrangements entered into by and between Party A and Party B with respect to the Comprehensive Services, including but not limited to the comprehensive services agreements dated November 15, 2004 and January 13, 2006, respectively, shall terminate.

     10.3 Provisions of this Agreement may be amended by the parties hereto after consultations if required by the changes to the actual circumstances, provided that such amendment shall be made in writing. Neither Party A nor Party B may add any provision to, delete any provision from or otherwise amendment this Agreement, unless by mutual agreement between them in writing.

     10.4 Headings used herein are inserted only for purpose of convenience and shall not impair the meaning of this Agreement or any provision herein.

     10.5 Any documents referred to herein shall be incorporated into this Agreement by such reference.

     10.6 In the event that either Party A or Party B intends to assign an of its rights or obligations hereunder to any of its wholly-owned or controlled subsidiaries or other controlled entities or companies, it shall notify the other party thereof, and the party who makes such assignment shall assume joint liabilities for the performance of this Agreement by the assignee. Except in such case, neither Party A nor Party B may assign any of its interests hereunder to any third party without prior written consent from the other party.

     10.7 The execution, effect, interpretation, performance of, and resolution of any dispute arising from, this Agreement shall be governed and protected by the laws of the People's Republic of China. Any dispute arising from the performance of this Agreement shall be resolved between the parties through consultations. Should any dispute fail to be resolved through such consultations, such dispute shall be submitted to any competent court for resolution.

     10.8 This Agreement shall be a framework agreement between Party A and Party B in respect of the matters regarding the Comprehensive Services. Party B may on the principles established herein and on a case-by-case basis execute a supplementary agreement with Party A or any of Party A's subsidiaries with respect to any specific items of services; provided that, such supplementary agreements may not materially conflict with this Agreement in respect of the major provisions and Party B shall perform its obligations for the disclosure of such supplementary agreements and obtain the required exemption in accordance with the provisions of the regulatory authorities in the jurisdictions in which Party B's securities are listed. Such supplementary agreements shall constitute an integral part of this Agreement and shall have the equal legal effect as this Agreement.

     10.9 For purposes of this Agreement, "day" shall refer to a business day.

     10.10 This Agreement shall be executed in four counterparts with equal legal force, with each of Party A and Party B to hold two.

PARTY A: GUANGZHOU RAILWAY (GROUP) COMPANY (company seal)


Legal representative (authorized representative): /s/ authorized representative
                                                  -----------------------------

PARTY B: GUANGSHEN RAILWAY COMPANY LIMITED (company seal)


Legal representative (authorized representative): /s/ authorized representative
                                                  -----------------------------

                        COMPREHENSIVE SERVICES AGREEMENT

                                 BY AND BETWEEN


   GUANGZHOU RAILWAY (GROUP) GUANGSHEN RAILWAY ENTERPRISE DEVELOPMENT COMPANY

                                       AND


                        GUANGSHEN RAILWAY COMPANY LIMITED

                          DATED AS OF NOVEMBER 5, 2007

                                TABLE OF CONTENTS

Article 1    Scope of the Comprehensive Services.............................3

Article 2    Representations and Warranties..................................4

Article 3    Security Services...............................................5

Article 4    Other Services..................................................6

Article 5    Service Fees....................................................7

Article 6    Liabilities for Breach of Contract..............................8

Article 7    Miscellaneous Provisions........................................9

     This Comprehensive Services Agreement (this "Agreement") is entered into by and between:

     (1) GUANGZHOU RAILWAY (GROUP) GUANGSHEN RAILWAY ENTERPRISE DEVELOPMENT COMPANY ("Party A")

          Legal address: No. 1048 Heping Road, Guangzhou; and

     (2)  GUANGSHEN RAILWAY COMPANY LIMITED ("Party B")

          Legal address: No. 1052 Heping Road, Shenzhen

     In order to ensure the normal operation of the transportation business by Party B, Party A and Party B, in accordance with the Contract Law of the People's Republic of China (the "PRC") and other relevant PRC laws and regulations and after consultations based on the principle of equality and free will, hereby reach the following agreement regarding Party A's provision of the Comprehensive Services to Party B:

                 ARTICLE 1 SCOPE OF THE COMPREHENSIVE SERVICES

     1.1 For purposes of this Agreement, Party A's subsidiaries shall include any enterprise that is wholly-owned, equity invested or controlled by Party A and has confirmed in writing that it is willing to be bound by this Agreement within the term of this Agreement.

     1.2 The comprehensive services that Party A and Party A's subsidiaries desire to provide to Party B and Party B desires to accept hereunder shall include security services, property management, buildings maintenance and repair, and any other services that are consistent with the purposes of this Agreement (hereinafter collectively referred to as the "Comprehensive Services"). The property management services shall include the management of the dormitories and apartments for the employees and their family members.

                    ARTICLE 2 REPRESENTATIONS AND WARRANTIES

     2.1 Party A hereby represents and warrants to Party B as follows:

          2.1.1 Party A shall, and shall cause Party A's subsidiaries to, provide the Comprehensive Services to Party B pursuant to the provisions contained herein.

          2.1.2 Unless otherwise provided herein, Party A shall have complete and unrestricted ownership, control and management rights to Party A's subsidiaries and that such rights, control and management as well as the business scope, quality and quantity of Party A's subsidiaries shall not be reduced during the term hereof.

          2.1.3 The quality, quantity and contents of any Comprehensive Services to be provided hereunder shall not be inferior to the level of the same type of services provided by Party A and Party A's subsidiaries within their own organization prior to January 1, 2008, or provided to any third party by Party A and Party A's subsidiaries since January 1, 2008.

          2.1.4 In the provision of the Comprehensive Services hereunder, each of Party A and Party A's subsidiaries may not discriminate against Party B or deliberately make things difficult for Party B to do or otherwise unfairly treat Party B, and shall provide the Comprehensive Services to Party B as a top priority and at the most competitive quality and price if practicable.

          2.1.5 All fees received by Party A and Party A's subsidiaries from Party B as specified herein for the Comprehensive Services provided hereunder shall not be used for any purpose other than the benefit of the entities that have actually provided the Comprehensive Services hereunder.

     2.2 Party B hereby represents and warrants to Party A as follows:

          2.1.1 Party B shall pay Party A and Party A's subsidiaries the agreed fees for the Comprehensive Services provided by them hereunder.

          2.2.2 Subject to any contrary provisions herein, any and all of the service fees payable by Party B for each year shall be prepaid by Party B to Party A or Party A's subsidiaries, as the case may be, on a monthly basis and settled on a quarterly basis. The service fees for each month shall be prepaid to an account designated by Party A or Party A's subsidiaries within the first five days (which shall be extended accordingly if any holiday falls within such five days) of such month. Where any portion of any amount of the service fees becomes overdue, delay payment interest shall accrue thereon at a rate of 0.03% for each day of delay.

     2.3 With respect to the service fees payable to Party B by Party A or any of Party A's subsidiaries for Party B's provision of any services to them, Party A and Party A's subsidiaries shall make the same representations and warranties to Party B as those made by Party B in Section 2.2.

                           ARTICLE 3 SECURITY SERVICES

     3.1 Party A agrees to provide Party B with security services through its competent departments, including but not limited to the duty of guarding the passenger and freight transportation and the railway stations during Party B's daily operation and spring-festival operation, maintaining the public order and security when passengers buy tickets, board or get off trains, enter or leave railway stations and when owners of goods receive, consign or transport the goods, following up and investigating and handling such offenses as striking trains with stones, placing obstacles on tracks and stealing railway materials, assisting Party B in handling such disasters and accidents as railway-related physical injury or death and traffic accidents caused by motor vehicles, supervising railway fire-fighting work and preventing fire and explosion.

     3.2 Party A shall ensure and procure that the above-mentioned competent departments under Party A will perform the services set forth in 3.1 above for Party B with due care and diligence to fairly and justly protect Party B's legal interests.

                            ARTICLE 4 OTHER SERVICES

     4.1 Party B will entrust Party A or its competent subsidiaries to provide property management services to the dormitories and apartments for the employees and their family members. Such services include but not limited to repair and management of apartments, supply of water and electricity, gardening, hygiene, prevention of fire and burglary, illumination of roads and other public areas.

     4.2 The real estate management service provided by Party A or its competent subsidiaries to the employees of Party B shall be of no lower standards as the services that Party A provides to the employees of GRGC and its subsidiaries. Such services that Party A provides to the employees of Party B and GRGC shall be of the same services fees, same service standards, same chance and price for buying housing.

     4.3 Party B will, as the case may be, entrust Party A or its competent subsidiaries to repair service for Party B's buildings. Such service must conform to the standards of the State or the industry and the technological and quality requirements of Party B.

     4.4 Where Party B will lease property from Party A or its subsidiaries, separate lease agreement shall be reached and the rent shall not higher than the market price or the price that Party A or its subsidiaries lease to third parties.

                             ARTICLE 5 SERVICE FEES

     5.1 The service fees in connection with the services rendered by Party A or its subsidiaries under Article 3 and Article 4 herein shall be calculated based on the actual cost and expenses of the service plus a premium of 8%. The Parties predict that the services fees in the years of 2008 through 2010 will increase 2% annually based on the estimated service fees of RMB124.4 million in 2007.

     5.2 Where all or part of the service fees shall be settled by Party A or its appointed subsidiaries, Party A or its appointed subsidiaries shall be responsible for the internal allocation and settlement. Party B shall in no case be liable directly or indirectly for any disputes arising in the internal allocation and settlement of such service fees.

     5.3 Where the scope of services has been changed, the parties shall adjust the standard of fees for the relevant services and the basis for the settlement according to the principles set forth in this agreement.

     5.4 References to each of "expenses" or "costs" shall mean the pre-tax amount, each of which shall be equal to the "expenses" or "costs" set forth in the audited financial statements plus the taxes and charges payable by the service provider for the service fees received by it. Such taxes and charges shall include business tax at a rate of 5%, urban construction tax at a rate of 1%, education surcharge at a rate of 3%.

     5.5 Subject to a 30-day's prior notice to Party A or any of Party A's subsidiaries, as the case may be, Party B may in conjunction with Party A or such Party A's subsidiary, retain an accounting firm to audit the said costs and expenses, and the result of such audit shall be the basis for bill settlement.

                  ARTICLE 6 LIABILITIES FOR BREACH OF CONTRACT

     6.1 Both parties shall perform their respective obligations hereunder voluntarily and in good faith. Should this Agreement be rendered unable to be performed either in whole or in part due to any breach of either party, the breaching party shall assume the liabilities for such breach. Should both parties breach this Agreement, each of the parties shall assume its respective liabilities in proportion to its own fault; provided that, the assumption of the liabilities for breach of contract shall not prejudice the right of the non-breaching party to request the breaching party to continue to perform its obligations.

     6.2 In the event that any of Party A's subsidiaries commits a breach in the performance of any of the obligations under this Agreement or any other legal document executed pursuant to the principles established herein, such Party A's subsidiary shall assume its respective liabilities for such breach and Party A shall assume joint liabilities therefor.

     6.3 In case either party breaches any of its obligations hereunder and causes any economic loss to the other party, the other party (including the relevant Party A's subsidiaries) shall have the right to request the breaching party to remedify the breach within a specified time limit, continue to perform this Agreement or make compensation for various losses, and may rescind any relevant portion of this Agreement or this Agreement in whole when necessary, except when such breach is caused by a force majeure event.

     6.4 For any service fees payable by Party B to Party A or any of Party A's subsidiaries hereunder, invoices or receipts shall be issued to Party B in accordance with PRC tax laws or other relevant laws or regulations. Party A or any of Party A's subsidiaries shall fully indemnify Party B against any loss arising from any penalty imposed upon or any claim brought against Party B due to the violation by Party A or such Party A's subsidiary of any relevant stipulations.

                       ARTICLE 7 MISCELLANEOUS PROVISIONS

     7.1 This Agreement shall come into effect upon:

          7.1.1 execution and affixture with the company seals by the legal representative or authorized representatives of both parties; and

          7.1.2 Party B's completion of the resolution procedures for affiliated transactions, receipt of the approval to this Agreement from its independent shareholders or the exemption from Hong Kong Stock Exchange to the affiliated transactions involved herein in accordance with Party B's Articles of Association and the Listing Rules of the Hong Kong Stock Exchange.

     7.2 As from January 1, 2008, any prior agreements or arrangements entered into by and between Party A and Party B with respect to the Comprehensive Services, including but not limited to the Comprehensive Services Agreement dated November 15, 2004, and the Supplemental Agreement signed on April 19, 2007 shall terminate.

     7.3 Headings used herein are inserted only for purpose of convenience and shall not impair the meaning of this Agreement or any provision herein.

     7.4 Neither Party A (including each of Party A's subsidiaries) nor Party B may assign any of its interests hereunder to any third party without prior written consent from the other party. For purposes of this Article, none of Party A's subsidiaries and the companies and entities managed or controlled by Party B shall be considered a "third party".

     7.5 This Agreement shall be binding upon the permitted assignees of Party A, Party A's subsidiaries and Party B and the successors of the rights and obligations of each of Party A, Party A's subsidiaries and Party B resulting from the division, consolidation or any other kind of legal person change of each of Party A, Party A's subsidiaries and Party B.

     7.6 The execution, effect, interpretation, performance of, and resolution of any dispute arising from, this Agreement shall be governed and protected by the laws of the PRC. Any dispute arising from the performance of this Agreement shall be resolved between the parties through consultations. Should any dispute fail to be resolved through such consultations, such dispute shall be submitted to any competent court for resolution.

     7.7 Where after the effectiveness of this Agreement, the economic interests of either Party A or Party B are materially adversely affected by the enactment of any new law, regulation or order, or any amendment made to any existing law, regulation or order, or any new interpretation of any existing law, regulation or order, or any material modification or change of any policies of the State or of the operation and management or the deployment of the transportation activities of the Ministry of Railway or of the transportation industry of the PRC, Party A and Party B shall immediately negotiate with each other for any necessary amendment to this Agreement to ensure that each party will receive the originally intended benefits hereunder. Where either party's interests are still subject to substantial damage even after such amendment to this Agreement, this Agreement or any legal document executed pursuant to the principles established herein may be terminated by agreement between relevant parties after consultations.

     7.8 This agreement is a master agreement. Party B may execute a supplementary agreement with Party A or any of Party A's subsidiaries with respect to the specifications, contents, fees and standards of any specific items of services on a case-by-case basis. Such supplementary agreements shall constitute an integral part of this Agreement and shall have the equal legal effect as this Agreement. In case of any discrepancy between any of such supplementary agreements and this Agreement, this Agreement shall prevail, unless expressly provided otherwise in such supplementary agreement.

     7.9 This Agreement shall be valid for three years commencing from January 1, 2008.

PARTY A:   (company seal)


Legal representative (authorized representative): /s/ authorized representative
                                                  -----------------------------

PARTY B:   (company seal)


Legal representative (authorized representative): /s/ authorized representative
                                                  -----------------------------

                        COMPREHENSIVE SERVICES AGREEMENT

                                 BY AND BETWEEN


    GUANGZHOU RAILWAY GROUP YANGCHENG RAILWAY ENTERPRISE DEVELOPMENT COMPANY

                                       AND


                        GUANGSHEN RAILWAY COMPANY LIMITED








                          DATED AS OF NOVEMBER 5, 2007

                                TABLE OF CONTENTS

Article 1    Scope of the Comprehensive Services.............................3

Article 2    Representations and Warranties..................................4

Article 3    Security Services...............................................6

Article 4    Hygienic and Anti-Epidemic Services.............................6

Article 5    Nursery and Kindergarten Services...............................7

Article 6    Contracted Train Conductor Services.............................8

Article 7    Other Services.................................................11

Article 8    Standard for Settlement of Service Fees........................13

Article 9    Liabilities for Breach of Contract.............................15

Article 10   Miscellaneous Provisions..000..................................16

     This Comprehensive Services Agreement (this "Agreement") is entered into this fifth day of November, 2007 in Luohu District, Shenzhen by and between:

     (1) GUANGZHOU RAILWAY GROUP YANGCHENG RAILWAY ENTERPRISE DEVELOPMENT COMPANY ("Party A")

          Legal address: No. 28 Baiyun Road, Guangzhou; and

     (2)  GUANGSHEN RAILWAY COMPANY LIMITED ("Party B")

          Legal address: No. 1052 Heping Road, Shenzhen

     Whereas:

     (1) Party A is a comprehensive rail services provider duly existing with the independent legal person capacity after its rail transportation assets and business are purchased by Party B, and has the requisite power for contract performance; and

     (2) Party B is a rail transportation operator and intends to retain Party A to provide it with various kinds of services related to Party B's business after its acquisition of Party A's rail transportation assets and business.

NOW THEREFORE, in accordance with the Contract Law of the People's Republic of China (the "PRC") and other relevant PRC laws and regulations, Party A and Party B, after consultations and by adhering to the principle of equality and free will, hereby reach the following agreements regarding the provision of the relevant comprehensive services:

                  ARTICLE 1 SCOPE OF THE COMPREHENSIVE SERVICES

     1.1 For purposes of this Agreement, Party A's subsidiaries shall include any enterprise that is wholly-owned, equity invested or controlled by Party A and has
                                       3
confirmed in writing that it is willing to be bound by this Agreement within the term of this Agreement.

     1.2 The comprehensive services that Party A and Party A's subsidiaries desire to provide to Party B and Party B desires to accept hereunder shall include security services, hygienic and anti-epidemic services, nursery and kindergarten services, property management, buildings maintenance and repair, and any other services that are consistent with the purposes of this Agreement (hereinafter collectively referred to as the "Comprehensive Services"). The property management services shall include the management of the dormitories and apartments for the employees and their family members.

                    ARTICLE 2 REPRESENTATIONS AND WARRANTIES

     2.1  Party A hereby represents and warrants to Party B as follows:

          2.1.1 Party A shall, and shall cause Party A's subsidiaries to, provide the Comprehensive Services to Party B pursuant to the provisions contained herein.

          2.1.2 Unless otherwise provided herein, Party A shall have complete and unrestricted ownership, control and management rights to Party A's subsidiaries and that such rights, control and management shall not be reduced during the term hereof.

          2.1.3 The quality, quantity and contents of any Comprehensive Services to be provided hereunder shall not be inferior to the level of the same type of services provided by Party A and Party A's subsidiaries within their own organization prior to January 1, 2008, or provided to any third party by Party A and Party A's subsidiaries since January 1, 2008.

          2.1.4 In the provision of the Comprehensive Services hereunder, each of Party A and Party A's subsidiaries may not discriminate against Party B or deliberately make things difficult for Party B to do or otherwise unfairly treat Party B, and shall provide the Comprehensive Services to Party B as a top priority and at the most competitive quality and price if practicable.

          2.1.5 All fees received by Party A and Party A's subsidiaries from Party B as specified herein for the Comprehensive Services provided hereunder shall not be used for any purpose other than the benefit of the entities that have actually provided the Comprehensive Services hereunder.

     2.2  Party B hereby represents and warrants to Party A as follows:

          2.2.1 Party B shall pay Party A and Party A's subsidiaries the agreed fees for the Comprehensive Services provided by them hereunder.

          2.2.2 Subject to any contrary provisions herein, any and all of the service fees payable by Party B for each year shall be prepaid by Party B to Party A or Party A's subsidiaries, as the case may be, on a monthly basis and settled on a quarterly basis. The service fees for each month shall be prepaid to an account designated by Party A or Party A's subsidiaries within the first five days (which shall be extended accordingly if any holiday falls within such five days) of such month. Where any portion of any amount of the service fees becomes overdue, delay payment interest shall accrue thereon at a rate of 0.03% for each day of delay.

     2.3 With respect to the service fees payable to Party B by Party A or any of Party A's subsidiaries for Party B's provision of any services to them, Party A and Party A's subsidiaries shall make the same representations and warranties to Party B as those made by Party B in Section 2.2.

                           ARTICLE 3 SECURITY SERVICES

     3.1 Party A agrees to provide Party B with security services through its competent departments, including but not limited to the duty of guarding railway stations and trains during Party B's daily operation and spring-festival operation, maintaining the public order and security when passengers buy tickets, board or get off trains, enter or leave railway stations and when owners of goods receive, consign or transport the goods, following up and investigating and handling such offenses as striking trains with stones, placing obstacles on tracks and stealing railway materials, assisting Party B in handling such disasters and accidents as railway-related physical injury or death and traffic accidents caused by motor vehicles, supervising railway fire-fighting work and preventing fire and explosion.

     3.2 Party A shall ensure and procure that the above-mentioned competent departments under Party A will perform the services set forth in 3.1 above for Party B with due care and diligence to fairly and justly protect Party B's legal interests.

                  ARTICLE 4 HYGIENIC AND ANTI-EPIDEMIC SERVICES

     4.1 Party A hereby agrees to through its hygienic and anti-epidemic institutions, provide Party B, its employees and their family members with planned immunization, occupational disease prevention and treatment, environmental monitoring, disease control, recuperation and convalescence as well as other related services . Party A must ensure that it shall:

          (a) put diseases under strict control and provide technical hygienic services in a timely manner;

          (b) monitor various hygienic practices, environmental protection, and prevention and treatment of occupational diseases and tuberculosis in accordance with law to make sure that all of such work is performed strictly in compliance with relevant laws and regulations; and

          (c)  give health education to Party B's employees.

     4.2 Should Party B suffer an unexpected accident or natural disaster and need relevant departments under Party A or any of Party A's subsidiaries to provide additional hygienic and anti-epidemic services, Party A or such Party A's subsidiary as the case may be, shall actively provide such services and Party B shall pay Party A or such Party A's subsidiary, as the case may be, the fees for such services at the amount actually incurred.

                   ARTICLE 5 NURSERY AND KINDERGARTEN SERVICES

     5.1 Party A agrees to provide Party B's employees with nursery and kindergarten services through its own nurseries and kindergartens and ensure that:

          (a) children of Party B's employees can go to the nurseries and kindergartens as close to them as possible;

          (b) quality of education and facilities in Party A's nurseries and kindergartens shall be no inferior than that in the other local nurseries and kindergartens of the same level; and

          (c) children of Party B's employees can enjoy the equal treatment in Party A's nurseries and kindergartens as other children therein.

5.2 Any and all other miscellaneous expenses charged by nurseries and kindergartens against certain children therein for personal purposes in accordance with relevant local regulations shall be paid by Party B's individual employees whose children enter nurseries or kindergartens. Party A shall not charge Party B's employees any kind of so-called

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
"education development fees" or any other fees of the same nature or for the same purpose.

                  ARTICLE 6 CONTRACTED TRAIN CONDUCTOR SERVICES

     6.1 Party B agrees that Party A's subsidiary companies, Yangcheng Railway International Travel Service Co., Ltd. ("YCRITS") and Shaoguan Labor Service Company ("SGLS"), shall contract to provide train conductor services to portion of the passenger trains operated by Party B. The specific train runs contracted to YCRITS and SGLS shall be determined by and between such Party B and YCRITS and SGLS on a case-by-case basis.

     6.2 The scope of the conductor services contracted to YCRITS and SGLS shall include but not limited to the sale of tickets for, and operation of buffet business and sale of train commodities related to the relevant contracted passenger train runs.

     6.3 Revenues received by YCRITS and SGLS from their sale and make-up sale of tickets for the relevant contracted passenger train runs shall be vested in Party B; revenues received by YCRITS and SGLS from their sale of commodities and operation of buffet business on trains shall be vested in YCRITS and SGLS. The expenses for the use and maintenance and repair of the contracted trains and the train expenses stipulated by the Ministry of Railway for such trains shall be paid by Party B. The train conductor services for the contracted trains shall be performed by YCRITS and SGLS and the salary of the conductors and any and all of the expenses incurred in the provision of the contracted conductor services for the contracted trains shall be paid by YCRITS and SGLS; provided that, liabilities for bodily injury or death of any passenger on any of the contracted trains not attributable to YCRITS or SGLS, shall be assumed by Party B.

     6.4 Party A hereby warrants that it will cause YCRITS and SGLS to achieve their respective contracted ticket sales revenue targets on the basis of safe transportation and

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

observance of railway code of ethics. The contracted ticket sales revenue targets shall be determined by Party B and YCRITS and SGLS subject to mutual agreement on the basis of the specific train runs contracted to YCRITS and SGLS. In case the actual ticket sales revenues made by YCRITS or SGLS exceed its respective contracted ticket sales revenue target, the payment to YCRITS or SGLS for its provision of the contracted conductor services hereunder shall be increased in proportion to the amount of the actual ticket sales revenue made by it in excess of its respective ticket sales revenue target. On the contrary, in case the actual ticket sales revenues made by YCRITS or SGLS fail to reach its respective contracted ticket sales revenue target, the payment to YCRITS or SGLS for its provision of the contracted conductor services hereunder shall be reduced in proportion to the difference between the actual ticket sales revenue made by it and its respective ticket sales revenue target. In case a force majeure event occurs during the term of the operation by YCRITS and SGLS of the contracted conductor services and the ticket sales revenues for the contracted trains are materially and adversely affected thereby, the ticket sales revenue targets may be reviewed and re-determined by and between Party B and YCRITS and SGLS subject to mutual agreement between them after consultations.

     6.5 For the contracted conductor services and related train services provided by YCRITS and SGLS, each of YCRITS and SGLS shall receive from Party B service fees and a share of the revenue from the make-up sale of tickets. The fees for the provision of the conductor services and related services contracted to YCRITS and SGLS hereunder shall be calculated on the basis of the conductor services/1000 train-kilometer (excluding the power generation cars), and shall be RMB 800/1000 train-kilometer for each passenger train conductor for the air-conditioned cars and RMB 400/1000 train-kilometer for each passenger train conductor for the non-air-conditioned cars. YCRITS and SGLS shall each be entitled to receive 15-30% of the revenue from its make-up sale of tickets as its share. The above fees shall be settled by the quarter and Party B and YCRITS and
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
SGLS shall confirm the settlement amount within 15 days as of the end of each quarter. Upon confirmation of the settlement amount, Party B shall pay the same to YCRITS or SGLS (as the case may be) within 10 days as of its receipt of the formal invoice from YCRITS or SGLS (as the case may be).

     6.6 Fees involved herein shall be settled separately and not included in the settlement fees set forth in Clause 2.8.

     6.7 YCRITS and SGLS shall have use rights only and not ownership to the trains contracted to them. Neither of them may sublease or transfer any of the trains contracted to them, or add or remove any part from any of such trains without prior written consent from Party B.

     6.8 Neither of YCRITS and SGLS may use any of the trains contracted to them for illegal operation and the scope of business activities conducted by each of YCRITS and SGLS may not exceed their respective scope of business set forth on their business license or the scope of the business contracted to it hereunder.

     6.9 Both YCRITS and SGLS shall protect the facilities of the trains contracted to them and shall be responsible for maintaining the facilities of the trains contracted to them safe and intact; provided that YCRITS and SGLS shall not be held liable if any train is substantially damaged or destroyed due to the occurrence of a force maejure event. In case any contracted train is substantially damaged or destroyed due to the occurrence of a force majeure event, either YCRITS or SGLS (as the case may be) shall promptly notify Party B thereof. YCRITS or SGLS (as the case may be) shall be liable for any losses caused by its failure to give such notice.

     6.10 YCRITS and SGLS shall be liable for any transportation safety accidents/incidents, including, physical injury or death of passengers, fire, and incidents elating to railway code of ethics occurring to or in any contracted train and any loss

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
resulting therefrom during the term of the operation by YCRITS and SGLS of the contracted business hereunder, unless the Ministry of Railway has determined that such accident and incident shall not be attributable to YCRITS or SGLS and has identified the persons liable for such accident and incident. In case of any such accident or incident, YCRITS and SGLS shall actively assist Party B in bringing a claim against the persons held liable for therefor.

                            ARTICLE 7 OTHER SERVICES

     7.1 Party B hereby retains Party A and Party A's subsidiaries to provide property management and related services to Party B's apartments, bachelor dormitories and other housing, including but not limited to, housing repair, maintenance and management, and related daily water and electrical power supply, greening, cleaning, fire-prevention, theft-prevention, road maintenance and public lighting.

     7.2 The dormitory and apartment property management and related services provided by Party A and Party A's subsidiaries to Party B's employees shall be at least of the same level (same management fees, same service standards and opportunities) as the same services provided by Party B to employees of Guangzhou Railway (Group) Company and any subsidiaries thereof.

     7.3 Party B may, based on its actual needs, retain Party A and Party A's subsidiaries to provide it with building repair and maintenance services. Such repair and maintenance services must comply with the regulatory standards set by the State or the relevant industry and Party B's own technical and quality requirements.

     7.4 Party B may execute separate lease contracts with relevant lessors with respect to the lease of property such as office buildings and residential buildings to Party B from Party A or any of Party A's subsidiaries; provided that the rate of rental for such lease shall be no higher than the prevailing market price or the rate of rental offered to any third party by Party A or such Party A's subsidiary.

     7.5 Any and all of the house purchase contracts executed by Party A or any of Party A's subsidiaries with any employees transferred from Party A or such Party A's subsidiary to Party B as a result of the assets and business acquisition by Party B, shall be continued to be performed by Party A or such Party A's subsidiary, including both rights and obligations under such contracts.

     7.6 Any of the existing land planned for residential building construction for which Party A or any of Party A's subsidiaries has executed a contract shall be vested in Party A or such Party A's subsidiary. After the completion of a building on such land, the building shall first be divided between Party A (including Party A's subsidiaries) and Party B in proportion to the number of employees of each party residing in the area where the building is located. Each of Party A (including Party A's subsidiaries) and Party B shall then allocate among its own employees the portion of houses in such building distributed to it. The difference between the expenses required by the construction of such building and the price for the sale of houses in such building to the employees of Party A (including Party A's subsidiaries) and Party B pursuant to relevant regulations of the local government, shall be apportioned between Party A (including Party A's subsidiaries) and Party B according to the number of houses distributed to it.

     7.7 To the extent that both the price and quality are appropriate, Party B will purchase steel crossties from Party A's subsidiary company, Lechang Anjie Rail Crossties and Tracks Co., Ltd., based on Party B's business needs and such transactions shall be conducted on the basis of the market price or industrial guiding price.

     7.8 Any and all of the fees paid to Party A or any of Party A's subsidiaries pursuant to clauses 7.4, 7.6 or 7.7 shall not be included in the settlement fees set forth in Clause 2.8 hereinabove.

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
                ARTICLE 8 STANDARD FOR SETTLEMENT OF SERVICE FEES

     8.1 The rate of fees for hygienic and anti-epidemic services and security services shall remain unchanged during the term hereof and the settlement base amount of such fees shall be determined according to the following formula:

          fees for hygienic and anti-epidemic services and security services for any given year = {[Party B's converted turnover volume in such given year / (arithmetic average of Party B's converted turnover volumes during the period from 2005 to 2007)] x 50% + [Party B's operating revenue during such given year / (arithmetic average of Party B's operating revenues during the period from 2005 to 2007)] x 50%} x Party A's expenses for the provision of the hygienic and anti-epidemic services and security services in 2007, where, the "converted turnover volume" refers to the volume of passengers and freight accomplished by Party B calculated on the basis of the weight and the mileage of the freight carried by Party B and the number and mileage of passengers carried by Party B.

          Party B's converted turnover volume and operating revenues as set forth above shall be calculated on the basis of Party B's business model after its acquisition of Party A's rail transportation assets and business.

     8.2 Fees for nursery and kindergarten services provided to Party B hereunder shall be calculated according to the following formula:

          fees payable by Party B for nursery and kindergarten services = total expenses (costs) incurred by Party A's nurseries and kindergartens /

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
          number of all of the children therein x number of children of Party B's employees therein.

     8.3 Fees payable to Party A for its provision of the property management and buildings maintenance and repair services shall be equal to the complete costs of such item of services x (1+8% rate of profit).

     8.4 Where all or any portion of the service fees hereunder are to be settled with Party A or any of Party A's subsidiaries designated by Party A on a centralized basis, Party A or such Party A's subsidiary shall handle the internal allocation and settlement of such service fees all by its own efforts. In no event, may Party B assume any direct or indirect liability for any dispute between Party A and any Party A's subsidiary arising from their internal allocation and settlement of service fees.

     8.5 In case of any change to the above scope of the Comprehensive Services, both parties agree to determine the rate of fees for any item of services on the basis of the principles established herein.

     8.6 References to each of "expenses", "complete costs" or "costs" shall mean the pre-tax amount, each of which shall be equal to the "expenses", "complete costs", or "costs" set forth in the audited financial statements plus the taxes and charges payable by the service provider for the service fees received by it. Such taxes and charges shall include business tax at a rate of 5%, urban construction tax at a rate of 7%, education surcharge at a rate of 3% and anti-flood dam building charge at a rate of 1.3 0/00.

     8.7 Subject to a 30-day's prior notice to Party A or any of Party A's subsidiaries, as the case may be, Party B may in conjunction with Party A or such Party A's subsidiary, retain an accounting firm to audit the said costs, complete costs and expenses, and the result of such audit shall be the basis for bill settlement.

                  ARTICLE 9 LIABILITIES FOR BREACH OF CONTRACT

     9.1 Both parties shall perform their respective obligations hereunder voluntarily and in good faith. Should this Agreement be rendered unable to be performed either in whole or in part due to any breach of either party, the breaching party shall assume the liabilities for such breach. Should both parties breach this Agreement, each of the parties shall assume its respective liabilities in proportion to its own fault; provided that, the assumption of the liabilities for breach of contract shall not prejudice the right of the non-breaching party to request the breaching party to continue to perform its obligations.

     9.2 In the event that any of Party A's subsidiaries commits a breach in the performance of any of the obligations under this Agreement or any other legal document executed pursuant to the principles established herein, such Party A's subsidiary shall assume its respective liabilities for such breach and Party A shall assume joint liabilities therefor.

     9.3 In case either party breaches any of its obligations hereunder and causes any economic loss to the other party, the other party (including the relevant Party A's subsidiaries) shall have the right to request the breaching party to remedify the breach within a specified time limit, continue to perform this Agreement or make compensation for various losses, and may rescind any relevant portion of this Agreement or this Agreement in whole when necessary, except when such breach is caused by a force majeure event.

     9.4 For any service fees payable by Party B to Party A or any of Party A's subsidiaries hereunder, invoices or receipts shall be issued to Party B in accordance with PRC tax laws or other relevant laws or regulations. Party A or any of Party A's subsidiaries shall fully indemnify Party B against any loss arising from any penalty imposed upon or any claim brought against Party B due to the violation by Party A or such

Party A's subsidiary of any relevant stipulations.

                       ARTICLE 10 MISCELLANEOUS PROVISIONS

10.1 This Agreement shall come into effect upon:

     10.1.1 execution and affixture with the company seals by the legal representative or authorized representatives of both parties; and

     10.1.2 Party B's completion of the resolution procedures for affiliated transactions, receipt of the approval to this Agreement from its independent shareholders or the exemption from Hong Kong Stock Exchange to the affiliated transactions involved herein in accordance with Party B's Articles of Association and the Listing Rules of the Hong Kong Stock Exchange.

     10.2 As from January 1, 2008, any prior agreements or arrangements entered into by and between Party A and Party B with respect to the Comprehensive Services, including but not limited to the Comprehensive Services Agreement dated November 15, 2004, shall terminate.

     10.3 Headings used herein are inserted only for purpose of convenience and shall not impair the meaning of this Agreement or any provision herein.

     10.4 Neither Party A (including each of Party A's subsidiaries) nor Party B may assign any of its interests hereunder to any third party without prior written consent from the other party. For purposes of this Article, none of Party A's subsidiaries and the companies and entities managed or controlled by Party B shall be considered a "third party".

     10.5 This Agreement shall be binding upon the permitted assignees of Party A, Party A's subsidiaries and Party B and the successors of the rights and obligations of each of Party A, Party A's subsidiaries and Party B resulting from the division, consolidation or any other kind of legal person change of each of Party A, Party A's subsidiaries and Party B.

     10.6 In case either party breaches any of its obligations hereunder and causes any economic loss to the other party, the other party shall have the right to request the breaching party to remedify the breach within a specified time limit, continue to perform this Agreement or make compensation for various losses, and may rescind any relevant portion of this Agreement or this Agreement in whole when necessary.

     10.7 The execution, effect, interpretation, performance of, and resolution of any dispute arising from, this Agreement shall be governed and protected by the laws of the PRC. Any dispute arising from the performance of this Agreement shall be resolved between the parties through consultations. Should any dispute fail to be resolved through such consultations, such dispute shall be submitted to any competent court for resolution.

     10.8 Where after the effectiveness of this Agreement, the economic interests of either Party A or Party B are materially adversely affected by the enactment of any new law, regulation or order, or any amendment made to any existing law, regulation or order, or any new interpretation of any existing law, regulation or order, or any material modification or change of any policies of the State or of the operation and management or the deployment of the transportation activities of the Ministry of Railway or of the transportation industry of the PRC, Party A and Party B shall immediately negotiate with each other for any necessary amendment to this Agreement to ensure that each party will receive the originally intended benefits hereunder. Where either party's interests are still subject to substantial damage even after such amendment to this Agreement, this Agreement or any legal document executed pursuant to the principles established herein may be terminated by agreement between relevant parties after consultations.

     10.9 . Party B may on the principles established herein, for the intent hereof, and on a case-by-case basis execute a supplementary agreement with Party A or any of Party A's subsidiaries with respect to any specific items of services. Such supplementary agreements shall constitute an integral part of this Agreement and shall have the equal legal effect as this Agreement. In case of any discrepancy between any of such supplementary agreements and this Agreement, this Agreement shall prevail, unless expressly provided otherwise in such supplementary agreement.

     10.10 This Agreement shall be valid for three years commencing from January 1, 2008.

     10.11 For purposes of this Agreement, "day" shall refer to a business day.

     10.12 This Agreement shall be executed in eight counterparts with each of Party A and Party B to hold three and two counterparts to be submitted to Guangzhou Railway (Group) Company. Each of the counterparts shall have equal legal effect.

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
PARTY A:   (company seal)


Legal representative (authorized representative): /s/ authorized representative
                                                  -----------------------------

PARTY B:   (company seal)


Legal representative (authorized representative): /s/ authorized representative
                                                  -----------------------------
                                       19